EXHIBIT A-1
QUESTAR CORPORATION AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 1999
(Unaudited)
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

                                          Questar       Questar Regulated Services
                                          Market                  Questar               Corporate                  Questar
                                         Resources    Questar     Pipeline     Other    and Other   Intercompany  Corporation
                                        Consolidated    Gas     Consolidated            Operations  Transactions  Consolidated
                                                              (Dollars in Thousands)
Revenues
  From unaffiliated customers             $418,603    $447,606     $36,922    $2,260      $18,828                   $924,219
  From affiliated companies                 79,708       2,331      75,238       196       38,851   $(196,324)
     TOTAL REVENUES                        498,311     449,937     112,160     2,456       57,679    (196,324)       924,219

Operating expenses
  Natural gas and other product purchases  239,201     257,265                                       (154,337)       342,129
  Operating and maintenance                 79,916     103,308      38,534       2,474      47,167    (39,695)       231,704
  Depreciation and amortization             78,608      36,426      16,743          14       5,953                   137,744
  Other expenses                            23,808       7,625       2,488          24       1,071     (2,292)        32,724
    Total operating expenses               421,533     404,624      57,765       2,512      54,191   (196,324)       744,301
    Operating income (loss)                 76,778      45,313      54,395         (56)      3,488                   179,918

Interest and other income                    4,272       2,980       4,229       1,014      73,406    (11,201)        74,700
Income (loss) from
   unconsolidated affiliates                   763                  (5,109)                    (10)                   (4,356)
Write-down of investment in partnership                            (49,700)                                          (49,700)
Debt expense                               (17,363)    (20,062)    (17,466)       (605)     (9,649)    11,201        (53,944)
Income tax (expense) credit                (18,584)     (9,012)      5,260        (102)    (25,350)                  (47,788)
    Net income  (loss)                     $45,866     $19,219     ($8,391)       $251     $41,885                   $98,830


EXHIBIT A-2
QUESTAR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMMON SHAREHOLDERS' EQUITY
(Unaudited)

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

                                                                                          Note         Other       Compre-
                                                     Common Stock          Retained    Receivable  Comprehensive   hensive
                                                  Shares       Amount      Earnings     from ESOP     Income       Income
                                                                            (Dollars in Thousands)
Balances at January 1, 1997                     82,049,774     $292,613     $487,799     ($15,556)     $7,229
  Issuance of common stock                         745,212       11,328
  Purchase of common stock                        (652,902)     (12,619)
  1997 net income                                                            104,795                               $104,795
  Payment of dividends
    Preferred stock                                                             (192)
    Common stock of $.62 per share                                           (50,943)
  Premium paid on retired preferred stock                                        (48)
  Income tax benefit of dividends paid to ESOP                                   252
  Collection of note receivable from ESOP                                                   5,383
  Other comprehensive income
    Unrealized gain on securities available for
        sale, net of income taxes of $9,642                                                             15,564       15,564
    Foreign currency translation adjustment,
       net of income taxes of $98                                                                          173          173
Balances at December 31, 1997                   82,142,084      291,322      541,663      (10,173)      22,966     $120,532
  Issuance of common stock                         521,879        8,243
  Purchase of common stock                         (31,885)        (677)
  1998 net income                                                             76,899                                $76,899
  Payment of common stock dividends
      of $.6525 per share                                                    (53,747)
  Income tax benefit of dividends paid to ESOP                                   143
  Collection of note receivable from ESOP                                                   6,218
  Other comprehensive income
    Unrealized loss on securities available for
        sale, net of income tax benefit of $3,086                                                        (4,992)      (4,992)
    Foreign currency translation adjustment,
        net of income taxes of $53                                                                           93           93
Balances at December 31, 1998                   82,632,078     $298,888     $564,958      ($3,955)      $18,067      $72,000
  Issuance of common stock                         488,302        8,124
  Purchase of common stock                      (1,701,527)     (28,575)
  1999 net income                                                             98,830                                 $98,830
  Payment of common stock dividends
      of $.67 per share                                                      (55,328)
  Income tax benefit of dividends paid to ESOP                                    38
  Collection of note receivable from ESOP                                                   3,955
  Other comprehensive income
    Unrealized gain on securities available for
      sale, net of income tax benefit of $13,193                                                         21,303       21,303
    Foreign currency translation adjustment,
        net of income tax benefit of $284                                                                  (460)        (460)
Balances at December 31, 1999                   81,418,853     $278,437     $608,498                    $38,910     $119,673


EXHIBIT A-3
QUESTAR CORPORATION AND SUBSIDIARIES
CONSOLIDATING BALANCE SHEET
DECEMBER 31, 1999
(Unaudited)

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

                                                                              Questar Regulated Services           Questar
                                          Questar                  Corporate               Questar                 Market
                                        Corporation  Intercompany   and Other   Questar    Pipeline     Other      Resources
                                       Consolidated  Transactions  Operations     Gas    Consolidated            Consolidated
                                                                 (Dollars in Thousands)
CURRENT ASSETS

  Cash and short-term investments            $8,291                  $5,423     $1,708       $2,387        $19      ($1,246)
  Notes receivable from affiliates                     ($232,600)   225,500                   1,100      2,000        4,000
  Accounts and notes receivable             181,274      (34,188)    19,656     83,098       21,704     15,181       75,823
  Inventories                                37,614                   2,157     21,680        2,443         81       11,253
  Prepaid expenses and deposits              11,249                   2,213      3,168        1,782       (366)       4,452
  Purchased gas adjustment                      432                                432
   TOTAL CURRENT ASSETS                     238,860     (266,788)   254,949    110,086       29,416     16,915       94,282
PROPERTY, PLANT AND EQUIPMENT             3,258,773          (98)    72,867  1,013,599      698,236      4,493    1,469,676
  Less allowances for depreciation        1,471,859                  40,727    421,111      228,784      2,542      778,695
    NET PROPERTY, PLANT AND EQUIPMENT     1,786,914          (98)    32,140    592,488      469,452      1,951      690,981
INVESTMENT IN UNCONSOLIDATED AFFILIATES      25,269   (1,284,922)   856,238                  11,724    428,928       13,301
SECURITIES AVAILABLE FOR SALE,
   approximates fair value                   94,945                  84,543                                          10,402
CASH HELD IN ESCROW                          36,727                                                                  36,727
OTHER ASSETS                                 55,282                  20,400     20,978       12,435        517          952
                                         $2,237,997  ($1,551,808)$1,248,270   $723,552     $523,027   $448,311     $846,645

CURRENT LIABILITIES

  Short-term loans                         $144,115                $144,115
  Notes payable to affiliates                          ($226,600)    69,400    $79,300      $42,500    $10,900      $24,500
  Accounts payable and accrued expenses     132,466      (34,188)    19,303     56,765       10,554      9,695       70,337
  Interest payable                            7,518                     (22)     4,476        1,621                   1,443
  Federal income taxes payable               17,374                   6,570      2,966        1,560         46        6,232
  Other taxes payable                        22,315                   1,632      4,915        1,471         31       14,266
  Current portion of long-term debt               7                       7
    TOTAL CURRENT LIABILITIES               323,795     (260,788)   241,005    148,422       57,706     20,672      116,778
LONG-TERM DEBT, less current portion        735,043       (6,000)     6,148    225,000      245,001                 264,894
OTHER LIABILITIES                            36,554          (98)    14,798      1,394        3,118        139       17,203
DEFERRED INVESTMENT TAX CREDITS               5,648                              5,630           18
DEFERRED INCOME TAXES                       211,112                  23,033     79,713       49,873     (1,443)      59,936

COMMON SHAREHOLDERS' EQUITY

  Common stock                              278,437      (34,349)   278,952     22,974        6,551                   4,309
  Additional paid-in capital                            (733,602)    12,930     81,875       82,034    440,736      116,027
  Retained earnings                         608,498     (511,550)   624,183    158,544       78,726    (11,793)     270,388
  Other comprehensive income                 38,910       (5,421)    47,221                                          (2,890)
    TOTAL COMMON SHAREHOLDERS' EQUITY       925,845   (1,284,922)   963,286    263,393      167,311    428,943      387,834
                                           $2,237,997  ($1,551,808)$1,248,270   $723,552     $523,027   $448,311     $846,645

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